Exhibit 99.1

Tank Sports Announces 4-for-1 Stock Split

Los Angeles, CA Nov.6, 2006 -- Tank Sports, a worldwide distributor of high-quality Chinese manufactured motorcycles, ATVs, dirt bikes, scooters and Go Karts under its exclusive TANK(tm) product lines, today announced that its Board of Directors has approved a 4-for-1 forward stock split of the Company’s common shares. Each shareholder of record at the close of business on November 27, 2006 will receive three (3) additional shares for every outstanding share held as of the date hereof. The payment date for the additional shares will be December 4, 2006. This is the first stock split for the company’s stocks since they were publicly traded on Nov. 1, 2006.

As of Sept. 30, 2006, Tank Sports had 8,125,700 shares outstanding. Upon completion of the split, the number will increase to 32,502,800 shares outstanding. The forward stock split will be issued as free trading shares for stockholders who hold free trading shares, and restricted shares for those stockholders who hold restricted shares, as of the record date of November 13, 2006. All shareholders that have free trading shares in their brokerage accounts will be credited automatically by the transfer agent and those shareholders of restricted shares will have their stock sent to them directly from the transfer agent. The Board of directors believes that this action will increase shareholder value and create more trading liquidity.

“Thanks to the loyalty of our customers and the dealers, we were able to execute our business strategies and achieved growth in sales and earnings for the past 26 consecutive quarters, ,” said Jiangyong Jiô Chairman of the company. “We’ve recently reported the best quarterly earning in company history, which signifies an effective implementation of our business strategy to building up a valuable brand name for Chinese manufactured motorcycles, ATVs and related products. We believe this stock split should set the stage for our future growth and expansion.”

Further information about Tank Sports, Inc. classification and similar matters is available by sending email to: IR@tank-sports.com. You can also go on line www.tank-sports.com for more information.

About Tank Sports, Inc.

Tank Sports is a leading company that develops, engineers, and markets high performance on-road motorcycles & scooters, off-road all-terrain vehicles (ATVs), dirt bikes and Go Karts through OEMs in China. It participates in the $31.5 billion annually (data: Motor Industry Council) motorcycle/ATV market.

Since it commenced, Tank Sports has already sold more than 22,000 units of motorcycles/ATVs under its proprietary brand name TANK™. The company achieved $7.53 million in revenue for the fiscal year ended Feb 28, 2006. From 2001 to 2005, the company grew by 16 times, or at the compounded average annual growth rate of 105%. The Company reported net earnings of $275,406 for the first two fiscal quarters that ended August 31, 2006 (unaudited).

Safe Harbor Statement

The foregoing news release includes numerous forward-looking statements concerning the company's business and future prospects and other similar statements that do not concern matters of historical fact. The federal securities laws provide a limited ``safe harbor'' for certain forward-looking statements. Forward-looking statements in this news release relating to business developments are based on the company's current expectations. The company's current expectations are subject to all of the uncertainties and risks customarily associated with a small business ventures including, but not limited to, market conditions, successful product development and acceptance, competition and overall economic conditions, as well as the risk of adverse regulatory actions. The company's actual results may differ materially from current expectations. Readers are cautioned not to put undue reliance on forward-looking statements. The company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or for any other reason.

Contact:       Tank Sports, Inc
10925 Schmidt Road,
El Monte, CA91733
Tel: (626)350-4039
Fax: (626)442-8706
Email: IR@tank-sports.com